Exhibit 23.4

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation in this Registration Statement on Form S-4 of Blue Ridge Bankshares, Inc. of our report dated May 6, 2019, with respect to the consolidated financial statements of Virginia Community Bankshares, Inc. and Subsidiary as of and for the years ended December 31, 2018 and 2017.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Elliott Davis, PLLC

Raleigh, North Carolina
August 8, 2019